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                                                             EXHIBIT 10.6.2.1



                                          EXECUTION COPY










                 AGGREGATE LOSS PORTFOLIO REINSURANCE AGREEMENT

                                     between

                            POTOMAC INSURANCE COMPANY

                              Boston, Massachusetts

                                       and

                           NATIONAL INDEMNITY COMPANY

                                 Omaha, Nebraska






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                                TABLE OF CONTENTS

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                                                                                                               PAGE

Article I                  DEFINITIONS............................................................................2
Article II                 COVERAGE..............................................................................11
Article III                GENERAL PROVISIONS....................................................................14
Article IV                 REINSURANCE PREMIUM...................................................................16
Article V                  ADMINISTRATION; CHANGES...............................................................17
Article VI                 DURATION AND TERMINATION AND RECAPTURE................................................18
Article VII                ACCOUNTING............................................................................19
Article VIII               INSOLVENCY............................................................................19
Article IX                 FUNDING...............................................................................20
Article X                  ARBITRATION...........................................................................27
Article XI                 NONCONTRACTUAL COVERAGES..............................................................31
Article XII                SALVAGE, SUBROGATION AND CEDED REINSURANCE AGREEMENTS.................................32
Article XIII               WARRANTIES............................................................................35
Article XIV                MISCELLANEOUS PROVISIONS..............................................................36

                                    SCHEDULES


SCHEDULE 1     -       POOLS AND ASSOCIATIONS
SCHEDULE 2     -       REINSURANCE PREMIUM
SCHEDULE 3     -       EXCLUDED PIP LOSSES


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                 AGGREGATE LOSS PORTFOLIO REINSURANCE AGREEMENT

                  This Agreement, dated as of March 19, 2001 (this "Agreement") is made and entered into by and between Potomac Insurance Company, a corporation organized under the laws of Pennsylvania (hereinafter referred to as the "Reinsured"), and National Indemnity Company, a corporation organized under the laws of Nebraska (hereinafter referred to as the "Reinsurer") to be effective as of the Effective Date (as defined below).


                  The Reinsured and the Reinsurer mutually agree to reinsure under the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely among the Reinsured and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance, except as set forth in
Article VIII of this Agreement, shall anyone other than the Reinsured or the Reinsurer have any rights under this Agreement.


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                                    ARTICLE I

                                   DEFINITIONS

                  1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):


                  "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement entered into by and among the Reinsured, CGU Insurance Company and the Reinsurer.


                  "AGGREGATE LIMIT" shall have the meaning specified in Section 2.1.


                  "AGREEMENT" shall have the meaning specified in the Recitals.


                  "ALLOCATED LOSS ADJUSTMENT EXPENSES" means all court arbitration, mediation or other dispute resolution costs, attorneys' fees, expenses, fees and interest accrued prior to or after any judgment, award, agreement or compromise (excluding any overhead, internal costs, staff costs and similar internal costs) incurred in connection with any defense, settlement, investigation or audit of or negotiations in relation to any Reinsured Risk.

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                  "BUSINESS COVERED" means

         (a) all losses from all perils on policies or contracts of insurance or reinsurance issued by the Reinsured or any CGU Insurer (or any predecessor thereof to which such CGU Insurer has succeeded by merger or otherwise) which terminated on or before December 31, 1987 and, with respect to policies or contracts of insurance or reinsurance issued by the Reinsured or any CGU Insurer (or any predecessor thereof to which the Reinsured or any CGU Insurer has succeeded by merger or otherwise) on or before January 1, 1987 which terminated after December 31, 1987, all losses from all perils incurred before January 1, 1988;

         (b) all asbestos related losses covered by policies or contracts of insurance or reinsurance issued by the Reinsured or any CGU Insurer (or any predecessor thereof to which the Reinsured or any CGU Insurer has succeeded by merger or otherwise) which terminated on or before December 31, 1992 and, with respect to policies or contracts of insurance or reinsurance issued by the Reinsured or any CGU Insurer (or any predecessor thereof to which the Reinsured or any CGU Insurer has succeeded by merger or otherwise) on or

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                  before January 1, 1992 which terminated after December 31,
                  1992, all asbestos-related losses covered by such policies or contracts incurred before January 1, 1993;

         (c) all lead-related losses on policies or contracts of insurance or reinsurance issued by the Reinsured or any CGU Insurer (or any predecessor thereof to which the Reinsured or any CGU Insurer has succeeded by merger or otherwise) which terminated on or before December 31, 1995 and, with respect to policies or contracts of insurance or reinsurance issued by the Reinsured or any CGU Insurer (or any predecessor thereof to which the Reinsured or any CGU Insurer has succeeded by merger or otherwise) on or before January 1, 1995 which terminated after December 31, 1995, all lead-related losses incurred before January 1, 1996; and

         (d)      all losses arising from the pools and associations listed in
                  Schedule 1 hereto;

                  in each case excluding (x) all workers' compensation("WC") losses (except for coverage 1(b) claims that involve asbestos, any WC in pools and associations in Schedule 1 and any WC in other assumed

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                  reinsurance business included in Business Covered) and (y) any liability of the Reinsured or any CGU Insurer ceded to CGNU plc or any majority-owned non-U.S. subsidiary thereof or predecessor of such a subsidiary under any arrangement under which the Reinsured or such CGU Insurer was acting as a fronting insurer for such non-U.S. person. It is understood that clauses (b), (c) and (d) above are in addition to and do not limit clause (a) above.


                  "BUSINESS DAY" means any day on which a United States national banking association in the State of New York is open for regular business.


                  "CEDED REINSURANCE AGREEMENTS" means all agreements of reinsurance other than this Agreement whereby the Reinsured or any CGU Insurer has ceded liability with respect to the Business Covered.


                  "CGU INSURERS" means all property and casualty companies a majority of the stock of which is owned directly or indirectly by CGU Corporation, including CU Lloyd's of Texas but excluding Houston General Insurance Company, Traders & General

Insurance Company, Traders & Pacific Insurance Company and Houston General
Lloyds.


                  "CGU REINSURANCE AGREEMENT" means the reinsurance agreement entered into between CGU Insurance Company and the Reinsured whereby business covered under the definition of Business Covered hereunder which was written by members of the CGU intercompany pool or certain other affiliates of the Reinsured was assumed by the Reinsured.


                  "DECLARATORY JUDGMENT EXPENSE" means all attorneys' fees, expenses and other litigation costs attributable to coverage analysis or declaratory judgment actions or other coverage dispute resolution procedures brought to determine defense and/or indemnification or payment obligations for any Reinsured Risk, whether or not a loss has been paid.


                  "EFFECTIVE DATE" means the earlier of (i) the Closing Date under the Stock Purchase Agreement dated as of September 24, 2000, as amended, by and among CGNU plc, White Mountains Insurance Group, Ltd. and others and (ii) July 1, 2001.


                  "EXCLUDED LIABILITY" means the following:

         (a) any sum paid or booked as paid prior to the Inception Date in settlement or payment of any obligation arising from Business Covered, including any such sums

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                  for loss, Allocated Loss Adjustment Expense, Declaratory
                  Judgment Expense or Noncontractual Damages;

         (b) any liabilities for losses incurred (i) due to fraud by a member of the Board of Directors or a corporate officer of the Reinsured (or any directors or officers of the CGU Insurers) acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any Reinsured Risk or (ii) in respect of any tortious or bad faith act of the Reinsured or any of the CGU Insurers in connection with any insurance policies or reinsurance contracts not reinsured hereunder;

         (c) any liability of the Reinsured or any of the CGU Insurers with respect to any tax or assessment, whether paid directly by the Reinsured or billed to the Reinsured by or through a cedent or insured, regardless of whether the tax is denominated as an income tax, excise tax, premium tax, surplus lines tax, or any other tax or assessment (excluding any pool or other assessment for payment of losses or loss adjustment expenses, including without limitation any governmental charge which in the future is enacted in

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                  replacement in whole or in part of any insurance or
                  reinsurance liability, all of which shall constitute Reinsured Risks);

         (d) any liability of the Reinsured or any CGU Insurer under any insurance policy or reinsurance contract not constituting Business Covered;

         (e) subject to the provisions of Section 11.2, all coverage excluded in the underlying insurance policies and reinsurance contracts reinsured by this Agreement;

         (f) any liability of the Reinsured or any CGU Insurer ceded to any majority-owned non-U.S. subsidiary of CGNU plc or predecessor of such a subsidiary under any arrangement under which the Reinsured or such CGU Insurer was acting as a fronting insurer for such non-U.S. person;

         (g) Any policyholder dividends, return premiums and retrospective or loss sensitive premiums (except reinstatement or adjustment premiums (l) paid in connection with reinsurance inuring to the benefit of the Reinsurer with respect to risks reinsured hereunder or where the payment of such amounts benefits the Reinsurer either by way of reduction in the net present value of the liabilities of the Reinsurer with respect to risks reinsured under this

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                  Agreement or by increasing reinsurance recoverables or
                  coverage available to the Reinsurer hereunder in an amount greater than the dividend or premium; or (2) where the Reinsurer has given its prior approval to the payment of such reinstatement premiums).

         (h)      all losses specifically listed on Schedule 3.

                  "INCEPTION DATE" shall have the meaning specified in Section 2.1.


                  "INITIAL REINSURANCE PREMIUM" shall have the meaning specified in Section 4.1.


                  "INTEREST RATE" means an annual interest rate of six and one-half percent (6.5%) per annum.


                  "LETTER OF CREDIT" shall have the meaning specified in Section 9.2.


                  "NONCONTRACTUAL DAMAGES" shall have the meaning specified in
Section 11.1.


                  "OPTION PREMIUM" means the sum of $20 million previously paid by or on behalf of the Reinsured to the Reinsurer under an option agreement relating to the reinsurance cover provided under this Agreement.

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                  "POOLS AND ASSOCIATIONS" means the pools and associations
listed in Schedule 1.


                  "PRIME RATE" shall be determined for each business day in New York City, and for non-business days shall equal the Prime Rate as determined for the most recent preceding business day. The Prime Rate as published in THE WALL STREET JOURNAL (Eastern Edition) shall be the primary source for the Prime Rate. If THE WALL STREET JOURNAL does not publish such a rate for a business day, the Prime Rate shall be the maximum of the rates publicly announced by major banks in New York City as their Prime Rates applicable to such day.


                  "REINSURANCE PREMIUM" shall have the meaning specified in
Section 4.2.


                  "REINSURED CONTRACTS" means all policies of insurance issued by the Reinsured or any of the CGU Insurers covering or pertaining to Business Covered.


                  "REINSURED RISKS" shall have the meaning specified in Section 2.1.


                  "SAP" means statutory accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Pennsylvania.

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                  "TOTAL CEDED RESERVES" means the lesser of (i) the gross
reserves of the Reinsured (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to Ultimate Net Loss, less an amount equal to reinsurance ceded with respect to Ultimate Net Loss pursuant to the Ceded Reinsurance Agreements; and (ii) the remaining Aggregate Limit.


                  "TRUST ACCOUNT" shall have the meaning specified in Section
9.3.


                  "TRUST AGREEMENT" shall have the meaning specified in Section 9.3.

                  "TRUSTEE" shall have the meaning specified in Section 9.3.


                  "ULTIMATE NET LOSS" shall have the meaning specified in
Section 2.3.

                                   ARTICLE II

                                    COVERAGE

                  2.1. COVERAGE. Effective as of 12:01 a.m., Eastern Standard Time, on January 1, 2000 (the "Inception Date"), the Reinsured agrees to reinsure with the Reinsurer, and the Reinsurer agrees to indemnify the Reinsured for, all

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Ultimate Net Loss incurred by the Reinsured and paid or payable on or after the
Inception Date (the "Reinsured Risks"). The Reinsurer's limit of liability under this Agreement with respect to Ultimate Net Loss (the "Aggregate Limit") shall, notwithstanding any other provisions of this Agreement to the contrary, be the sum of $2.5 billion. UNDER NO CIRCUMSTANCES, HOWSOEVER ARISING, SHALL REINSURER BE LIABLE FOR ANY AMOUNT OF ULTIMATE NET LOSS GREATER THAN $2.5 BILLION BY REASON OF ENTERING INTO THIS AGREEMENT.

                  2.2. CONDITIONS. No material changes made on or after the date hereof in the terms and conditions of the Reinsured Contracts shall be covered hereunder without the prior approval of such changes by the Reinsurer, which shall not be unreasonably withheld or delayed. In the event material changes are made in any Reinsured Contract without the prior approval of the Reinsurer, this Agreement will cover Ultimate Net Loss arising from such Reinsured Contract as if the non-approved changes had not been made. No Reinsured Contract that is an agreement of assumed reinsurance shall be commuted by the Reinsured or any CGU Insurer without the prior approval of the Reinsurer, which approval shall not be unreasonably withheld or delayed.

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                  2.3. ULTIMATE NET LOSS. (a) (a) "Ultimate Net Loss" shall mean
(i) the actual amount paid by the Reinsured or any CGU Insurer on its net retained liability with respect to the Business Covered (including, with respect to contracts of assumed reinsurance included as Business Covered, all amounts paid by the Reinsured or any CGU Insurer to cedents, whether for losses, loss adjustment expenses or otherwise) after making deductions for all salvage, subrogation and reinsurance recoverables under the Ceded Reinsurance Agreements, to the extent actually collected and due the Reinsurer pursuant to Article XII plus (ii) Allocated Loss Adjustment Expenses paid by the Reinsured or any CGU Insurer. Ultimate Net Loss shall include Declaratory Judgment Expense and Noncontractual Damages, but shall exclude all unallocated loss adjustment expenses incurred pursuant to the Administrative Services Agreement.

                  (b) All recoveries or payments received by the Reinsured subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto, including an adjustment to the remaining Aggregate Limit, PROVIDED, that nothing in this Section 2.3(b) shall be construed to mean that losses under this Agreement are not recoverable until the Reinsured's loss has been ascertained.

                                      -13-
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                  2.4. TERRITORY. The territorial limits of this Agreement shall be identical with those of the Reinsured Policies.

                                  ARTICLE III

                               GENERAL PROVISIONS

                  3.1. INSPECTION. The Reinsurer or its designated representative may inspect, at the offices of the Reinsured (or any cedent under the CGU Reinsurance Agreement) where such records are located, the papers and any and all other books or documents of the Reinsured (or any cedent under the CGU Reinsurance Agreement) reasonably relating to the Reinsured Contracts, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Reinsured seeks performance by the Reinsurer pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to this Agreement.

                  3.2. MISUNDERSTANDINGS AND OVERSIGHTS. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Reinsured and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party

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

first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other party's receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

                  3.3. SET-OFF. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either of the Reinsured or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set-off, and only the net balance shall be allowed or paid.

                  3.4. PAYMENTS. Except as otherwise set forth in Section 9.3(f), all payments between the parties, made pursuant to this Agreement shall be made by wire transfer of immediately available non-reversible United States Federal Funds to such bank account or accounts as designated by the recipient.

                                   ARTICLE IV

                               REINSURANCE PREMIUM

                  4.1. INITIAL REINSURANCE PREMIUM. The Reinsured shall pay to the Reinsurer on or before the Effective Date the sum of $1,230 million (being a total premium of $1,250 million less the Option Premium), as adjusted through December 31, 2000 in the manner set forth on Schedule 2 hereto (the "Initial Reinsurance Premium"). In addition, the Reinsured hereby assigns to the Reinsurer the salvage and subrogation amounts under Section 12.1 and the reinsurance recoverable amounts under Section 12.2.

                  4.2. PREMIUM ADJUSTMENT. On or before the last day of the first full month following the Effective Date, the Initial Reinsurance Premium shall be adjusted through the Effective Date in the manner set forth on Schedule 2 hereto. The Initial Reinsurance Premium, as so adjusted shall be referred to herein as the "Reinsurance Premium". In the event that the Reinsurance Premium exceeds the Initial Reinsurance Premium, the Reinsured shall pay an amount equal to such excess amount to the Reinsurer within 10 days following the determination of the Reinsurance Premium by the parties, together with interest from the date of payment of the Initial Reinsurance Premium to the date of payment of such excess amount at the prevailing rate of U.S. 30 day Treasury securities. In the event that the Initial

Reinsurance Premium exceeds the Reinsurance Premium, the Reinsurer shall pay an amount equal to such excess amount to the Reinsured within 10 days following the determination of the Reinsurance Premium by the parties, together with interest from the date of payment of the Initial Reinsurance Premium to the date of payment of such excess amount at the prevailing rate of U.S. 30 day Treasury securities.

                                   ARTICLE V

                             ADMINISTRATION; CHANGES

                  5.1. ADMINISTRATION. Pursuant to the Administrative Services Agreement, the Reinsured and the CGU Insurers appoint the Reinsurer to perform all administrative services with respect to the Reinsured Contracts until the date of termination of this Agreement (or the date of termination of the Administration Services Agreement, if earlier) and the Reinsurer agrees to perform such services on behalf of the Reinsured and such CGU Insurers at its sole expense, including, but not limited to, the direct payment of all Ultimate Net Loss and the administration of claims. The Reinsurer shall provide such services utilizing its employees or utilizing the employees of affiliates of the Reinsured pursuant to a separate agreement between the Reinsurer and such affiliates of the Reinsured.

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

                  5.2. RESERVE ASSUMPTION CHANGES. The Reinsured shall not, on its own initiative, change the methods used by the Reinsured to establish Total Ceded Reserves. The Reinsurer shall share proportionately in any changes in the methods used to establish the Total Ceded Reserves required by law or applicable regulation. Nothing contained herein shall be construed to require the Reinsurer to adopt the Reinsured's reserving methodologies, or vice versa. Each party shall establish its reserves in respect of the liabilities reinsured hereunder.

                                   ARTICLE VI

                     DURATION AND TERMINATION AND RECAPTURE

                  6.1. DURATION. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

                  6.2. REINSURER'S LIABILITY. The Reinsurer's liability with respect to Ultimate Net Loss will terminate on the earlier of: (i) the date the Reinsured's liability with respect to the Reinsured Risks are terminated and all amounts due the Reinsured under this Agreement with respect to such Reinsured Risks are paid or (ii) the date on which the Reinsurer has paid to the Reinsured an amount of Ultimate Net Loss equal to the Aggregate Limit.

                                   ARTICLE VII

                                   ACCOUNTING

                  7.1. Pursuant to and in accordance with the terms of the Administrative Services Agreement, the Reinsurer will provide to the Reinsured accounting and settlement reports as to the Reinsured Contracts.

                                  ARTICLE VIII

                                   INSOLVENCY

                  8.1. PAYMENTS. In the event of the insolvency of the Reinsured, all payments due the Reinsured under this Agreement shall be payable by the Reinsurer directly to the Reinsured or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsured under the policy or policies reinsured, without diminution, acceleration or enlargement because of the insolvency of the Reinsured. It is agreed and understood, however, (i) that in the event of the insolvency of the Reinsured the Reinsurer shall be given written notice of the pendency of a claim against the Reinsured on a Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding and (ii) that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to the Reinsured or its liquidator, receiver conservator or statutory successor.

                  8.2. EXPENSES. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 8.1 shall be chargeable, subject to court approval, against the Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Reinsured.


                                   ARTICLE IX

                                     FUNDING

                  9.1. RESERVES. In the event that, and for so long as, (a) A.M. Best Company reduces its rating of the Reinsurer to A or lower, and Standard & Poor's Corporation reduces its rating of the Reinsurer to AA or lower or (b) either A.M. Best Company or Standard & Poor's Corporation lowers its rating as aforesaid and the other does not issue a rating, or (c) any event occurs that would cause the reinsurance provided hereunder by the Reinsurer to fail to qualify for statutory statement credit from any state of the United States, the District of Columbia or (if it becomes relevant) the United States in which the Reinsured must file a statutory statement of financial condition, the parties agree that, when the Reinsured establishes Total Ceded Reserves with respect to the Business Covered, the Reinsurer shall (A) place assets in trust in an amount sufficient to satisfy the Total Ceded Reserves; or (B) provide a clean, unconditional annually renewable letter of credit from banks, and having terms, reasonably satisfactory to the Reinsured, in an amount sufficient to satisfy the Total Ceded Reserves. This obligation to provide security shall continue only for so long as, and only to the extent, required by the criteria set forth above. The Reinsured agrees that in the event that the condition giving rise to the establishment of a trust account or letter of credit, as the case may be, ceases to exist, the Reinsured will provide its approval for the termination of the trust or letter of credit and for the return of all assets or collateral to the Reinsurer. In addition, to the extent that the obligations of the Reinsurer to provide such security diminish, the Reinsured shall provide its approval for the reduction of such trust account or letter of credit.

                  9.2. LETTER OF CREDIT. (a) (a) In the event that the Reinsurer elects to provide a letter of credit as set forth in Section 9.1 (the "Letter of Credit"), the Reinsured and the Reinsurer agree that the Letter of Credit provided by the Reinsurer under this provision may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and be utilized by the Reinsured or any successor by operation of law of the Reinsured, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reinsured for the following purposes:

                        (i) to reimburse the Reinsured for the Reinsurer's share
                  of benefits and losses paid by the Reinsured with respect to the Business Covered;

                        (ii) to fund an account specifically established by the
                  Reinsured to cover loss exposures of the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's liabilities ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves and reserves for claims and losses incurred (including losses incurred but not reported); and

                        (iii) to pay any other amounts, consistent with the
                  terms of this Agreement, which the Reinsured has calculated to be due to it.

                  (b) In the event the Reinsured draws upon the Letter of Credit for the purposes set forth in Section 9.2(a)(i) or (ii) in excess of amounts required to meet the Reinsurer's obligations to the Reinsured, or in excess of amounts determined pursuant to a final accounting between the Reinsured and the Reinsurer to be due under Section 9.2(a)(iii), the Reinsured will return such excess to the Reinsurer, plus interest at the average Prime Rate of interest applicable to the period during which the amounts were held pursuant to Section 9.1(a)(ii).

                  (c) All of the foregoing shall be applied without diminution because of insolvency on the part of the Reinsured or the Reinsurer.

                  (d) The designated bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reinsured or the disposition of funds withdrawn, except to see that withdrawals are made upon the order of the properly authorized representatives of the Reinsured.

                  (e) The Reinsurer shall be liable for all bank charges incurred with respect to issuing and providing the Letter of Credit.

                  9.3. TRUST ACCOUNT. (a) (a) In the event that the Reinsurer elects to place assets in trust as set forth in Section 9.1, the Reinsurer shall enter into a trust agreement (the "Trust Agreement") and establish a trust account (the "Trust Account") for the benefit of the Reinsured with respect to the Reinsured Risks with a bank (the "Trustee") and in a form reasonably acceptable to the Reinsured.

                  (b) The Reinsurer agrees to deposit, and maintain in the Trust Account, assets to be held in trust by the Trustee for the benefit of the Reinsured as security for the payment of the Reinsurer's obligations to the Reinsured under this Agreement.

                  (c) The Reinsurer agrees that the assets so deposited shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and other admitted assets of a character, maturity, and value to fulfill the intent of this Agreement, provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsured or the Reinsurer and provided further that such assets are of the type listed by the Securities Valuation Office of the National Association of Insurance Commissioners and specified under Regulation 114 of the New York Insurance Department. All payments of interest on, and dividends actually received by the Trustee in respect of, assets in the Trust Account shall be deposited by the Trustee in a separate income account established and maintained by the Reinsurer at an office of the Trustee, and the Reinsurer shall have the right to withdraw funds from such income account at any time.

                  (d) The Reinsurer, prior to depositing assets with the Trustee, shall execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Reinsured, or the Trustee upon direction of the Reinsured, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

                  (e) All settlements of account under the Trust Agreement between the Reinsured and the Reinsurer shall be made in cash or its equivalent.

                  (f) The Reinsurer and the Reinsured agree that the assets in the Trust Account may be withdrawn by the Reinsured at any time, notwithstanding any other provisions in this Agreement, provided such assets are applied and utilized by the Reinsured (or any successor of the Reinsured by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reinsured), on the basis of the liability of the Reinsured under the Reinsured Contracts, without diminution because of the insolvency of the Reinsured or the Reinsurer, only for the following purposes:

                        (i) to reimburse the Reinsured for the Reinsurer's share
                  of policy benefits or losses paid by the Reinsured or any CGU Insurer with respect to the Business Covered;

                        (ii) to fund an account specifically established by the
                  Reinsured to cover loss exposures of the Reinsured or any CGU Insurer in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's liabilities ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves and claims and losses incurred (including losses incurred but not reported); and

                        (iii) to pay any other amounts, consistent with the
                  terms of this Agreement, which the Reinsured or any CGU Insurer has calculated to be due to it.

                  (g) In the event that the Reinsured or any CGU Insurer withdraws assets from the Trust Account for the purposes set forth in Section 9.3(f)(i) or (ii) above in excess of actual amounts required to meet the Reinsurer's obligations to the Reinsured, or in excess of amounts determined pursuant to a final accounting between the Reinsured and the Reinsurer to be due under Section 9.3(f)(iii) above, the Reinsured will return such excess to the Reinsurer, plus interest at the average Prime Rate of interest applicable to the period during which the amounts were held pursuant to Section 9.3(f)(ii) above.

                  (h) The Reinsurer shall be liable for all bank charges incurred with respect to the Trust Account.

                                    ARTICLE X

                                   ARBITRATION

                  10.1. RESOLUTION OF DAMAGES. As a condition precedent to any right arising under this Agreement, any dispute between the Reinsured and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this

Agreement, shall be submitted to arbitration in the manner set forth in this
Article X. The Reinsured or the Reinsurer may initiate arbitration of any such dispute by giving written notice to the other party by registered or certified mail, return receipt requested, of its intention to arbitrate and of its appointment of an arbitrator in accordance with Section 10.3.

                  10.2. COMPOSITION OF PANEL. Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections
10.3 and 10.4.

                  10.3. APPOINTMENT OF ARBITRATORS. The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance and reinsurance business. The party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen
(15) days after the receipt of the notice or intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.

                  10.4. FAILURE OF A PARTY TO APPOINT ARBITRATOR. If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 10.3.

                  10.5. CHOICE OF FORUM. Any arbitration instituted pursuant to this Article X shall be held in New York, New York.

                  10.6. SUBMISSION OF DISPUTE TO PANEL. Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

                  10.7. PROCEDURE GOVERNING ARBITRATION. All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the custom and usage of the insurance and reinsurance business and the mutual intention of the parties as reflected in this Agreement.

                  10.8. ARBITRATION AWARD. The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

                  10.9. COST OF ARBITRATION. Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall jointly and equally bear with the other party the expense of the umpire and the arbitration.

                  10.10. LIMIT OF JURISDICTION. The arbitration panel shall not have jurisdiction to authorize any punitive damage awards between the parties.

                                   ARTICLE XI

                            NONCONTRACTUAL COVERAGES

                  11.1. NONCONTRACTUAL DAMAGES. This Agreement shall cover Noncontractual Damages. "Noncontractual Damages" as used herein shall mean those liabilities for which the Reinsured or any CGU Insurer is legally liable arising from actual or alleged misconduct of the Reinsured, any CGU Insurer or any of their affiliates, or their agents, brokers, or representatives (other than the Reinsurer acting on behalf of the Reinsured pursuant to the Administrative Services Agreement, which liability shall be indemnified pursuant to such Agreement) in their handling of claims or losses, or in any of their dealings with their insureds or any other person. Such liabilities shall include, but are not limited to, punitive, exemplary, compensatory, and consequential damages. Such misconduct shall include, but is not limited to, failure to settle within the policy limit, negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense, or in the trial of any action or in the preparation or prosecution of any appeal consequent upon any action. Noncontractual Damages shall also include, and this Agreement shall cover, any and all amounts otherwise included in the definition of Ultimate Net Loss that the Reinsured actually pays or is obligated to pay to ceding companies under Business Covered that are agreements of assumed reinsurance, whether under the terms of such reinsurance contracts or as a result of agreements between the Reinsured and cedents as to the settlement of specific claims.

                  11.2. UNDERLYING EXCLUSION. This Agreement shall cover losses for which the Reinsured or any CGU Insurer is liable because (i) a judicial entity, having legal jurisdiction, invalidates any exclusion under an insurance policy or reinsurance contract, or (ii) the issuer of such insurance policy or reinsurance contract settles or pays, in good faith, a Reinsured Risk to which any such exclusion might provide a defense, PROVIDED, HOWEVER, that the amount of any such loss shall be subject to the other terms, conditions and exclusions of this Agreement.

                                  ARTICLE XII

              SALVAGE, SUBROGATION AND CEDED REINSURANCE AGREEMENTS

                  12.1. SALVAGE AND SUBROGATION. The Reinsurer shall be subrogated as respects any Ultimate Net Loss for which the Reinsurer shall actually pay, or become liable to pay, on or after the Inception Date, but only to the extent of the amount of payment by, or the amount of liability of, the Reinsurer, to all rights of the Reinsured against any person or other entity who may be legally responsible in damages for such Ultimate Net Loss. In addition, the Reinsured hereby assigns, transfers and conveys to the Reinsurer any and all rights of the Reinsured or any CGU Insurer to salvage and subrogation on the Business Covered which was paid prior to the Inception Date (other than salvage and subrogation with respect to the BROTHER JONATHAN loss, PROVIDED that the Reinsurer shall have no obligation to pay any costs of recovery thereof). The rights of the Reinsurer and the obligations of the Reinsured under this Section 12.1 shall terminate at such time as the Reinsurer shall have paid to the Reinsured under this Agreement an amount of Ultimate Net Loss equal to the Aggregate Limit.

                  12.2. CEDED REINSURANCE AGREEMENTS. Effective as of the Inception Date, the Reinsured hereby assigns, transfers and conveys to the Reinsurer all reinsurance recoverables payable under the Ceded Reinsurance Agreements, including amounts due from reinsurers for losses or loss adjustment expenses on the Business Covered which were paid prior to the Inception Date; provided, however, that the foregoing assignment shall be null and void immediately upon (i) the filing of any petition or initiation of any proceeding for the supervision, rehabilitation, conservation, or liquidation of the Reinsurer or other proceedings for the protection of the Reinsurer's creditors, which petition or proceedings shall have resulted in a finding by a court or insurance regulator of competent jurisdiction of the insolvency of the Reinsurer or (ii) at such time as the Reinsurer shall have paid to the Reinsured under this Agreement an amount of Ultimate Net Loss equal to the Aggregate Limit. The parties agree that neither the Reinsurer nor the Reinsured shall have the right during the term of this Agreement to commute any of the Ceded Reinsurance Agreements without the prior written consent of the other party.

                  12.3. COLLECTION. The Reinsured shall, if reasonably requested by the Reinsurer, aid the Reinsurer, at the Reinsurer's expense, in collection of all amounts due in respect of the Reinsured Risks from reinsurers. The collectibility of such reinsurance shall be the ultimate responsibility of the Reinsurer and shall be at the risk and for the account of the Reinsurer in the event such reinsurance is not collected until such time as Reinsurer shall have paid to the Reinsured under this Agreement an amount of Ultimate Net Loss equal to the Aggregate Limit.

                  12.4. EXPENSES. In determining the amount of salvage, subrogation or reinsurance recoverables, there shall first be deducted from any amount recovered the expenses incurred in effecting the recovery (including, without limitation, all court, arbitration, mediation or other dispute resolution costs, attorneys' fees and expenses but excluding overhead, salaries and expenses of officers and employees of the Reinsured and similar internal costs), except to the extent otherwise paid or reimbursed by the Reinsurer hereunder.

                  12.5. ACTUAL RECEIPT. The Reinsured shall not be obligated to credit the Reinsurer for salvage, subrogation or reinsurance recoverables until such time as the Reinsured receives actual payment of such amounts in cash or other assets.

                                  ARTICLE XIII

                                   WARRANTIES

                  13.1. Other than the contemplated acquisition of the Reinsured which has been disclosed to Reinsurer, the Reinsured warrants and represents that it shall not voluntarily undertake any change in its corporate structure which would have a materially adverse impact upon the Reinsurer without the prior consent of the Reinsurer, which shall not be unreasonably withheld or delayed. The Reinsured further warrants and represents that it shall not change its domicile, or the domicile of any affiliate reinsured hereunder, outside the United States without the prior consent of the Reinsurer, which shall not be unreasonably withheld or delayed.

                  13.2. The Reinsured warrants and represents that the direct PIP claims set forth in Schedule 3 to this Agreement contains all direct PIP claims known to Reinsured as of the date of this Agreement.

                  13.3. The Reinsured warrants and represents that to the best of its knowledge and belief no material information relating to risks reinsured hereunder has been intentionally withheld from the Reinsurer.


                  13.4. The Reinsured warrants and represents that in the event that the Reinsured purchases any additional reinsurance as respects the Business Covered, the Reinsurer shall have a first right to sell such reinsurance to the Reinsured. The Reinsured shall notify the Reinsurer that it intends to purchase such reinsurance. It shall also notify the Reinsurer of the terms of such additional reinsurance as offered in binding format by an appropriately licensed non-affiliated reinsurer rated AAA by Standard & Poor's Corporation and Moody's. The Reinsurer shall have thirty (30) days to make a binding offer to the Reinsured to provide reinsurance to the Reinsured on the same terms and conditions as those offered by the non-affiliated reinsurer.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

                  14.1. HEADINGS AND SCHEDULES. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules are a part of this Agreement.

                  14.2. NOTICES. All notices and communications hereunder shall be in writing and shall become effective when received. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications under this Agreement shall be addressed as follows:

                  If to the Reinsured:
                  c/o CGU Corporation
                  One Beacon Street
                  Boston, MA  02108
                  Attention: General Counsel

                  If to the Reinsurer:
                  c/o Berkshire Hathaway Group
                  Reinsurance Division
                  100 First Stamford Plaza
                  Stamford, CT  06902
                  Attention: General Counsel

or in each case at such other address as either party shall provide to the other as provided in this Section 14.2.

                  14.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party without the prior written consent of the other party hereto.

                  14.4. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  14.5. CURRENCY. Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

                  14.6. AMENDMENTS. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Reinsured and the Reinsurer.

                  14.7. GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the State of New York without regard to its rules with respect to conflicts of law.

                  14.8. INTEGRATION. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof, except as specifically set forth or contemplated herein.

                  14.9. NO WAIVER. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                                    POTOMAC INSURANCE COMPANY

                                    By:
                                       -----------------------------------------
                                    Title:
                                          -----------------------------
                                    Date:
                                         ------------------------------


                                    NATIONAL INDEMNITY COMPANY

                                    By:
                                       -----------------------------------------
                                    Title:
                                          -----------------------------
                                    Date:
                                         ------------------------------

                                   SCHEDULE 2

                               REINSURANCE PREMIUM

Initial Reinsurance Premium                                   $1,230 million

  less:  Ultimate Net Loss Paid by the                           [     ]
         Reinsured on or after the
         Inception Date and prior to
         the Effective Date

  plus:  Recoverables received under                             [     ]
         the Ceded Reinsurance Agreements
         on or after the Inception Date
         and prior to the Effective Date

  plus:  Salvage and subrogation received                        [     ]
         on or after the Inception Date
         and prior to the Effective Date

  less:  Unallocated Loss Adjustment                             [     ]
         Expenses incurred or assumed by
         Reinsured on or after the
         Inception Date and prior to the
         Effective Date(1)

  plus:  Interest at a rate of 6.5% per annum                    [     ]
         calculated as set forth below(2)

Reinsurance Premium                                              [     ]
                                                                 =======



-------------------------
         (1)   calculated as follows [    ]

         (2) calculated (i) as of the last day of each month ending after the Inception Date and (ii) as of the Effective Date, based on the mean of the Reinsurance Premium calculated on an interim basis in accordance with the above formula as of the first day of the applicable month (or as of the Inception Date with respect to the initial period), and the Reinsurance Premium so calculated through the last day of such month (or as of the Effective Date with respect to the final period).